EXHIBIT 77O

                           BB&T Funds

         10f-3 Restricted Underwriting Transactions

1.	Name of Purchasing Portfolio:  BB&T North Carolina
                                     Intermediate Tax-Free Fund

2.	Issuer:  Mooresville Certificates of Participation

3.	Date of Purchase:  12/06/2007

4.	Underwriter from whom purchased:  Bank of America

5.	Name of Affiliated Underwriter (as defined in the Rule 10f-3 procedures) managing or participating in syndicate (attach a list of all members of syndicate): BB&T Capital Markets

6.	Aggregate principal amount of purchase:      $3,070,000.00

7.	Aggregate principal amount of offering:     $80,000,000.00

8.	Purchase price (Net of fees and expenses):   $3.250,426.10

9.	Date offering commenced:  12/06/2007

10.	Commission, spread or profit:  0.5

Have the following conditions been satisfied:        YES/NO

a.  The securities are part of an issue registered
under the Securities Act of 1933, which is
being offered to the public, or are "municipal
securities" as defined in Section 3(a)(20) of
the Securities Exchange Act of 1934 or is part
of an "Eligible Foreign Offering" as defined in
the Rule Or an "Eligible Rule 144A Offering" as
defined in The Rule.                                 YES

b.  The purchase was made prior to the end of the
first day on which any sales were made at no more
than the price paid by each other purchaser of
securities in that offering or any concurrent
offering or, if a rights offering, the securities
were purchased on or before the fourth day
preceding the day on which the rights offering
terminated.                                         YES

c.  The underwriting was a firm commitment
underwriting                                        YES

d.  The commission, spread or profit was
reasonable and fair in relation to that being
received by others for underwriting similar
securities during the same period.                  YES

e.  In respect of any securities other than municipal
securities, the issuer of such securities has
been in continuous operation of not less than
three years (including the operations of
predecessors), or in respect of any municipal
securities, the issue of such securities has
received an investment grade rating from a
nationally recognized statistical rating
organization or, if the issuer or entity
supplying the revenues from which the issue
is to be paid shall have been in continuous
operation for less than three years (including
the operations of any predecessor), it has
received one of the three highest ratings from
at least one such rating service.                    YES

f.  The amount of such securities purchased by all
of the Portfolio and investment companies advised
by the Adviser did not exceed 25% of any such
class or, in the case of an Eligible Rule 144A
Offering, 25% of the total of the principal
Amount of any class sold to Qualified
Institutional Buyers plus the principal amount
of such class Is any concurrent public offering.    YES

g.  No affiliated underwriter was a direct or
participant or benefitted directly or indirectly
from the purchase.                                  YES

     Portfolio Manager;  Robert F. Millikan

     Approved:  Diana Hanlin

     Date:  12/06/2007

     Board of Trustees Review Date:  02/26/2008

         10f-3 Restricted Underwriting Transactions

1.	Name of Purchasing Portfolio:  BB&T South Carolina
                                     Intermediate Tax Free-Fund

2.	Issuer:  Greenville County Hospitality Tax

3.	Date of Purchase:  02/27/2008

4.	Underwriter from whom purchased:  Morgan Keegan

5.	Name of Affiliated Underwriter (as defined in the
Rule
10f-3 procedures) managing or participating in syndicate
(attach a list of all members of syndicate): BB&T Capital
                                             Markets

6.  Aggregate principal amount of purchase:      $500,000.00

7.  Aggregate principal amount of offering:    $35,710,000.00

8.	Purchase price (Net of fees and expenses):$506,705.10

9.	Date offering commenced:  02/27/2007

10.	Commission, spread or profit:  0.5

Have the following conditions been satisfied:       YES/No

a.  The securities are part of an issue registered
under the Securities Act of 1933, which is
being offered to the public, or are "municipal
securities" as defined in Section 3(a)(20) of
the Securities Exchange Act of 1934 or is part
of an "Eligible Foreign Offering" as defined in
the Rule or an "Eligible Rule 144A Offering" as
defined in The Rule.                                 YES

b.  The purchase was made prior to the end of the
first day on which any sales were made at no more
than the price paid by each other purchaser of
securities in that offering or any concurrent
offering or, if a rights offering, the securities
were purchased on or before the fourth day
preceding the day on which the rights offering
terminated.                                         YES

c.  The underwriting was a firm commitment
underwriting                                        YES

d.  The commission, spread or profit was
reasonable and fair in relation to that being
received by others for underwriting similar
securities during the same period.                  YES

e.  In respect of any securities other than municipal
securities, the issuer of such securities has
been in continuous operation of not less than
three years (including the operations of
predecessors), or in respect of any municipal
securities, the issue of such securities has
received an investment grade rating from a
nationally recognized statistical rating
organization or, if the issuer or entity
supplying the revenues from which the issue
is to be paid shall have been in continuous
operation for less than three years (including
the operations of any predecessor), it has
received one of the three highest ratings from
at least one such rating service.                  YES

f.  The amount of such securities purchased by all
of the Portfolio and investment companies advised
by the Adviser did not exceed 25% of any such
class or, in the case of an Eligible Rule 144A
Offering, 25% of the total of the principal
Amount of any class sold to Qualified
Institutional Buyers plus the principal amount
of such class Is any concurrent public offering.    YES

g.  No affiliated underwriter was a direct or
participant or benefitted directly or indirectly
from the purchase.                                  YES

     Portfolio Manager;  Robert F. Millikan

     Approved:  Diana B. Hanlin

     Date:  04-Mar-08

     Board of Trustees Review Date:  31-May-08